Exhibit 4.7

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R - A3	CUSIP NO. G3933F 139

GLOBAL INDEMNITY LIMITED

GLOBAL INDEMNITY GROUP, INC.

7.875% SUBORDINATED NOTES DUE 2047

Global Indemnity Limited, a Cayman Islands exempted company, as co-obligor of the 7.75% Subordinated Notes due 2045 (the “Notes”), and Global Indemnity Group, Inc., a Delaware corporation, as co-obligor of the Notes, promise to pay to Cede & Co. or registered assigns, the principal amount of $130,000,000 on April 15, 2047 (the “Maturity Date”) and to pay interest hereon as set forth in the Indenture in the manner, at the rates and to the Persons set forth therein.

Interest Payment Dates: January 15, April 15, July 15 and October 15.

Regular Record Dates: January 1, April 1, July 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, GLOBAL INDEMNITY LIMITED and GLOBAL INDEMNITY GROUP, INC. have caused this instrument to be signed manually or by facsimile by one of its duly authorized officers.

Dated: April 25, 2018

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Executive Vice President and Chief Financial Officer

GLOBAL INDEMNITY GROUP, INC.

By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Executive Vice President and Chief Financial Officer

[Trustee’s Certificate of Authentication Follows]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated: April 25, 2018
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Authorized Signatory

[REVERSE OF NOTE]

GLOBAL INDEMNITY LIMITED

GLOBAL INDEMNITY GROUP, INC.

7.875% Subordinated Notes due 2047

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), designated 7.875% Subordinated Notes due 2047 of Global Indemnity Limited, a Cayman Islands exempted company (the “Company”), as co-obligor of the Securities, and Global Indemnity Group, Inc., a Delaware corporation (“GIGI”, and together with the Company as co-obligors of the Notes, the “Co-Obligors”), issued under an Indenture dated as of August 12, 2015 (the “Base Indenture”), by and between the Company, as successor to Global Indemnity plc, and Wells Fargo Bank, National Association (the “Original Trustee,” which term includes any successor Trustee with respect to the Securities under the Base Indenture), as supplemented by the First Supplemental Indenture dated as of November 7, 2016 (the “First Supplemental Indenture”), by and among the Company, Global Indemnity plc, and the Original Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of March 23, 2017 (the “Second Supplemental Indenture”), by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee with respect to the Securities (the “Series Trustee”), and the Third Supplemental Indenture dated as of April 25, 2018 (together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), by and among the Co-Obligors, the Original Trustee and the Series Trustee, to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Co-Obligors, the Original Trustee, the Series Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security shall bear interest from March 23, 2017 at 7.875% per annum to, but excluding, the Maturity Date or earlier acceleration or redemption. Such interest shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2017, to the person in whose names this Security is registered at the close of business on the immediately preceding January 1, April 1, July 1 and October 1, respectively. Interest on this Security shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 23, 2017. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on this Security is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

This Security may be redeemed, at the Co-Obligors’ option, in $25 increments in whole or in part on April 15, 2022, or on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of this Security being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date. If the Co-Obligors redeem only a portion of the Securities on any Redemption Date, the Co-Obligors may subsequently redeem additional Securities. If the Co-Obligors redeem less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with the procedures of the Depositary and which may provide for the selection or redemption of a portion of the principal amount of any Security so long as the unredeemed portion of the principal amount of any Subordinated Note is in an authorized denomination. The notices of redemption will be sent at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of Securities being redeemed or transmitted otherwise in accordance with the procedures of the Depositary. If any Security is to be redeemed in part only, any notice of redemption that relates to that Subordinated Note will state the portion of the principal amount to be redeemed. Notice of redemption having been given, any Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Co-Obligors default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Securities for redemption, such Securities shall be paid by the Co-Obligors at the Redemption Price. If Securities are called for redemption are not paid upon surrender for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the rate prescribed in this Security.

This Security is not subject to the benefit of a sinking fund.

The Indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal (or premium, if any), sinking funds or interest, if any, on all Senior Indebtedness of the Company and all GIGI Senior Obligations of GIGI and each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

As provided in and subject to the provisions of the Indenture, the Co-Obligors will make all payments in respect of the principal amount of this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Any references in this Security to principal (and premium, if any), interest or any other amount payable under or with respect to the Security at the Maturity Date, any Interest Payment Date or otherwise, shall be deemed to include payment of Additional Amounts, as applicable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Co-Obligors and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Co-Obligors and the Series Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Co-Obligors with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or the Securities, or for the appointment of a receiver, or for any other remedy thereunder, unless such Holder shall have previously given the Series Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Series Trustee to institute proceedings in respect of such Event of Default as Series Trustee and offered the Series Trustee indemnity satisfactory to it, and the Series Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Co-Obligors, which is absolute and unconditional, to pay the principal of and interest on, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Co-Obligors in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Obligors and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Co-Obligors, the Series Trustee and any agent of the Co-Obligors or Series Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Co-Obligors, the Series Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Co-Obligors may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of this Security shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

	- as joint tenants with rights of survivorship and not as tenants in	Under Uniform Gifts to Minors Act of:
JT TEN	common		(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of	Amount of	Stated Amount of	Signature of
Decrease in Stated	Increase in Stated	the Global Note	Authorized
Amount of the	Amount of the	Following Such	Signatory of Series
Global Note	Global Note	Decrease/Increase	Trustee	Date